Exhibit 99.1

Forma Therapeutics Elects Distinguished Researcher and Physician Wayne A.I. Frederick, M.D., to Board of Directors

WATERTOWN, Mass. – July 30, 2020 – Forma Therapeutics Holdings, Inc. (Nasdaq: FMTX), a clinical-stage biopharmaceutical company focused on rare hematologic diseases and cancers, today announced that Wayne A.I. Frederick, M.D., has been elected to serve on the company’s board of directors.

Dr. Frederick is the President of Howard University, as well as the Charles R. Drew Professor in Surgery at Howard University’s College of Medicine, and a distinguished researcher and practicing surgeon. Before his appointment as President in 2014, Dr. Frederick served as Howard’s Provost and Chief Academic Officer. The author of an extensive body of peer-reviewed articles, book chapters, abstracts and editorials, he has also received numerous notable awards for his scholarship and service. Dr. Frederick is a fellow of the American College of Surgeons and a member of many other surgical organizations, including the American Surgical Association.

“As a practicing physician and experienced medical researcher, coupled with his leadership skills and business acumen, Wayne brings valuable perspective to Forma at this pivotal time of growth for our company, particularly as we look to advance our sickle cell disease program into a Phase 2/3 pivotal trial next year,” said Peter Wirth, J.D., chairman, board of directors of Forma.

“I am delighted to welcome such an experienced and sickle cell community-minded director to join us,” said Frank Lee, chief executive officer and board member of Forma. “With his deep understanding of patient needs and his personal commitment to the sickle cell community, Wayne embodies Forma’s mission and patient-driven culture.”

“I am honored to join the board of a company that is committed to and passionate about pursuing treatments for rare hematologic diseases and cancers,” said Dr. Frederick. “As someone who is living with Sickle Cell, I am personally dedicated to the search for new and better therapeutics to combat this painful and debilitating disease. I am inspired by Frank and the team he has so diligently assembled for this cause.”

Dr. Frederick will serve on the board’s audit committee. In addition to his board position at Forma, he currently serves as a board member for Humana, Inc., the United States Chamber of Commerce and Mutual of America Life Insurance Co.

About Forma Therapeutics

Forma Therapeutics is a clinical-stage biopharmaceutical company focused on the research, development and commercialization of novel therapeutics to transform the lives of patients with rare hematologic diseases and cancers. Our R&D engine combines deep biology insight, chemistry expertise and clinical development capabilities to create drug candidates with differentiated mechanisms of action focused on indications with high unmet need. Our work has generated a broad proprietary portfolio of programs with the potential to provide profound patient benefit. For more information, please visit www.FormaTherapeutics.com or follow us on Twitter @FORMAInc and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the advancement of our sickle cell disease program, our expectations of the therapeutic benefits related thereto, and our expectations regarding our new director. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the advancement of our sickle cell disease program and other risks identified in our SEC filings, including our Registration Statement on Form S-1, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Media Contact:

Kari Watson, +1 781-235-3060

MacDougall

kwatson@macbiocom.com

Investor Contact:

Stephanie Ascher, +1 212-362-1200

Stern Investor Relations

stephanie.ascher@sternir.com

SOURCE: Forma Therapeutics Holdings, Inc.